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                                                                   Exhibit _1(a)















                       BALTIMORE GAS AND ELECTRIC COMPANY

                            UNSECURED DEBT SECURITIES

                           FORM OF PURCHASE AGREEMENT

                                    INCLUDING

                          STANDARD PURCHASE PROVISIONS



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                       BALTIMORE GAS AND ELECTRIC COMPANY

                            Unsecured Debt Securities

                               PURCHASE AGREEMENT




                                     [Date]


Baltimore Gas and Electric Company
750 E. Pratt Street, 17th Floor
Baltimore, Maryland  21202

Dear Sirs:

        Referring to the Unsecured Debt Securities of Baltimore Gas and Electric Company (the "Company") covered by the registration statement on Form S-3 (No. 333-________), (such registration statement, including (i) the prospectus included therein, dated _________________, as supplemented by a prospectus supplement dated ____________ in the form first filed under Rule 424(b) (such prospectus as so supplemented, including each document incorporated by reference therein is hereinafter called the "Prospectus") and (ii) all documents filed as part thereof or incorporated by reference therein, together with any registration statement, increasing the size of the offering (a "Rule 462(b) Registration Statement"), filed pursuant to Rule 462(b) under the Securities
Act of 1933, as amended, are hereinafter collectively called the "Registration Statement") on the basis of the representations, warranties and agreements contained in this Agreement, but subject to the terms and conditions herein set forth, the purchaser or purchasers named in Schedule A hereto (the "Purchasers") agree to purchase, severally, and the Company agrees to sell to the Purchasers, severally, the respective principal amounts of the Company's ___________ Series, due ____________having the terms described below (the "Purchased Notes") set forth opposite the name of each Purchaser on Schedule A hereto.

        The price at which the Purchased Notes shall be purchased from the Company by the Purchasers shall be ______% of the principal amount plus accrued interest, if any, from _____________. The initial public offering price shall be _____% of the principal amount plus accrued interest, if any, from
____________________. The Purchased Notes will be offered by the


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Purchasers as set forth in the Prospectus Supplement relating to such Purchased
Notes.

        The Purchased Notes will have the following terms:

        Fixed Interest rate (if applicable):  _______% per annum
                                              (accruing from ____)

        Floating Interest Rate (if applicable):

                      Interest Rate Basis:                  ___________________

                      Spread:                               ___________________

                      Spread Multiplier:                    ___________________

                      Index Maturity:                       ___________________

                      Initial Interest Rate:                ___________________

                      Maximum Interest Rate:                ___________________

                      Minimum Interest Rate:                ___________________

                      Interest Reset Dates:                 ___________________

                      Interest Determination Dates:         ___________________

                      Calculation Agent:                    ___________________

               Interest Payment Dates:                      ___________________

               Stated Maturity:                             ___________________

               Redeemable by the                      Redemption Prices
               Company on or after:           (% of Principal Amount):


                 ---------------------                     ---------------------

                 ---------------------                     ---------------------

                 ---------------------                     ---------------------


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               Subject to Repurchase by
               the Company at the option of   Repurchase Prices
               the holder on:                         (% of Principal Amount):

                 ---------------------                     ---------------------

                 ---------------------                     ---------------------

                 ---------------------                     ---------------------

               The "Closing Date" shall be:                _____________________




               The place to which the
               Purchased Notes may be
               checked, packaged and
               delivered shall be:                         _____________________


               Notices to the Purchasers shall be sent to the following address(es) or telecopier number(s):


        If we are acting as Representative(s) for the several Purchasers named in Schedule A hereto, we represent that we are authorized to act for such several Purchasers in connection with the transactions contemplated in this Agreement, and that, if there are more than one of us, any action under this Agreement taken by any of us will be binding upon all the Purchasers.

        All of the provisions contained in the document entitled "Baltimore Gas and Electric Company Standard Purchase Provisions", a copy of which has been previously furnished to us, are hereby incorporated by reference in their entirety and shall be deemed to be a part of this Agreement to the same extent as if such provisions had been set forth in full herein.


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        If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to us the enclosed duplicate hereof, whereupon it will become a binding agreement between the Company and the several Purchasers in accordance with its terms.


                                  Very truly yours,

                                  [Firm Name]


                                  By ________________________

                                  Title: _______________________

                                  Acting on behalf of
                                  and as Representative(s) of
                                  the several Purchasers named in
                                  Schedule A hereto.*

The foregoing Purchase
Agreement is hereby confirmed
as of the date first above
written

BALTIMORE GAS AND ELECTRIC COMPANY


By  ____________________

Title: _____________________


* To be deleted if the Purchase Agreement is not executed by one or more Purchasers acting as Representative(s) of the Purchasers for purposes of this Agreement.


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                                   SCHEDULE A


Name of Purchaser                                             Amount
-----------------                                             ------










Total
                                                            -----------

                                                            $
                                                            ===========


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                       BALTIMORE GAS AND ELECTRIC COMPANY
                          STANDARD PURCHASE PROVISIONS

               From time to time, Baltimore Gas and Electric Company, a Maryland corporation ("Company") may enter into purchase agreements that provide for the sale of designated securities to the purchaser or purchasers named therein. The standard provisions set forth herein may be incorporated by reference in any such purchase agreement ("Purchase Agreement"). The Purchase Agreement, including the provisions incorporated therein by reference, is herein sometimes referred to as "this Agreement." Unless otherwise defined herein, terms defined in the Purchase Agreement are used herein as therein defined.

               1. INTRODUCTORY. The Company proposes to issue and sell from time to time its Unsecured Debt Securities ("Notes") registered under the registration statement referred to in Section 2(a). The Notes will be issued under an Indenture, dated as of July 1, 1985, between the Company and The Bank of New York (successor to Mercantile-Safe Deposit and Trust Company), as Trustee as supplemented by the Supplemental Indentures dated as of October 1, 1987 and January 26, 1993, respectively (the "Indenture"). The Notes will be sold to the Purchasers for resale in accordance with the terms of the offering determined at the time of the sale. The Notes involved in any such offering are hereinafter referred to as the "Purchased Notes," and the firm or firms, as the case may be, which agree to purchase the same are hereinafter referred to as the "Purchasers" of such Purchased Notes. The terms "you" and "your" refer to those Purchasers who sign the Purchase Agreement either on behalf of themselves only or on behalf of themselves and as representatives of the several Purchasers named in Schedule A thereto, as the case may be.

               2. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company represents and warrants to and agrees with each Purchaser that:

               (a) A registration statement on Form S-3 (No. 333-________) covering $400 million principal amount of the Notes, including a prospectus has been filed with the Securities and Exchange Commission ("Commission") and has become effective. The terms Registration Statement and Prospectus shall have the meanings ascribed to them in the Purchase Agreement.

               (b) The Registration Statement conforms in all respects to the requirements of the Securities Act of 1933, as amended ("Act"), and the pertinent published rules and regulations of the Commission thereunder ("33 Act Rules and Regulations") and the Trust Indenture Act of 1939, as amended ("Trust Indenture Act"), and does not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, except that the foregoing does not


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         apply to statements or omissions in such document based upon written information furnished to the Company by any Purchaser specifically for use therein. The documents incorporated by reference in the Registration Statement or the Prospectus pursuant to Item 12 of Form S-3 of the Act, at the time they were filed with the Commission, complied in all material respects with the requirements of the Securities Exchange Act of 1934, as amended ("Exchange Act"), and the pertinent published rules and regulations thereunder ("Exchange Act Rules and Regulations"). Any additional documents deemed to be incorporated by reference in the Prospectus will, when they are filed with the Commission, comply in all material respects with the requirements of the Exchange Act and the Exchange Act Rules and Regulations and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

               3. DELIVERY AND PAYMENT. The Company will deliver the Purchased Notes to you for the accounts of the Purchasers, at the offices of the Trustee (at the place specified in the Purchase Agreement) against payment of the purchase price by certified or official bank check or checks in same day or New York or Baltimore Clearing House funds drawn to the order of the Company, at the office of the Company, 750 E. Pratt Street, 17th Floor, Baltimore, Maryland, at the time set forth in this Agreement or at such other time not later than seven full business days thereafter as you and the Company determine, such time being herein referred to as the "Closing Date." The Purchased Notes to be delivered will be in definitive fully registered form registered in such denominations, of $1,000 or multiples thereof, and in such names as you request in writing not later than 3:00 p.m., New York Time, on the third full business day prior to the Closing Date, or, if no such request is received, in the names of the respective Purchasers in the amounts agreed to be purchased by them pursuant to this Agreement. The Company shall make the Purchased Notes available for checking and packaging at the offices of the Trustee (at the place specified in the Purchase Agreement) prior to the Closing Date and, unless prevented from doing so by circumstances beyond its control, not later than 2:00 p.m., New York Time, on the business day next preceding the Closing Date. If you request that any Purchased Notes be issued in a name or names other than that of the Purchaser agreeing to purchase such Purchased Notes hereunder, the Company shall not be obligated to pay any transfer taxes resulting therefrom. The Notes may also be represented by a permanent global Note or Notes, registered in the name of The Depository Trust Company, as depositary (the "Depositary"), or a nominee of the Depositary (each such Note represented by a permanent global Note being referred to herein as a "Book-Entry Note"). Beneficial interests in Book-Entry Notes will only be evidenced by, and transfers thereof will only be effected through, records maintained by the Depositary's participants.


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               4. OFFERING BY THE PURCHASERS. The several Purchasers propose to offer the Purchased Notes for sale to the public as set forth in the Prospectus.

               5. COVENANTS OF THE COMPANY. The Company covenants and agrees with the several Purchasers that:

               (a) It will promptly cause the Prospectus to be filed with the Commission as required by Rule 424.

               (b) For as long as a prospectus relating to the Purchased Notes is required to be delivered under the Act, if any event relating to or affecting the Company or of which the Company shall be advised in writing by the Purchasers shall occur which, in the Company's opinion, should be set forth in a supplement or amendment to the Prospectus in order either to make the Prospectus comply with the requirements of the Act or which would require the making of any change in the Prospectus so that as thereafter delivered to purchasers such Prospectus will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, the Company will promptly amend or supplement the Prospectus by either
        (i) preparing and filing with the Commission supplement(s) or amendment(s) to the Prospectus, or (ii) making an appropriate filing pursuant to the Exchange Act, which will supplement or amend the Prospectus so that, as supplemented or amended, the Prospectus when the Prospectus is delivered to a purchaser will comply with the Act and will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Prior to any such filing, the Company shall give oral notice to the Purchasers.

               (c) The Company will make generally available to its security holders as soon as practicable, but in any event not later than eighteen months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Act), an earnings statement of the Company and its subsidiaries (which need not be audited) complying with
        Section 11(a) of the Act and the rules and regulations of the Commission thereunder (including at the option of the Company Rule 158).

               (d) The Company will furnish to you copies of the following documents, in each case as soon as available after filing and in such quantities as you reasonably request (i) the Registration Statement relating to the Notes as originally filed and all pre-effective amendments thereto (at least one of which will be signed and will include all exhibits except those incorporated by reference to previous


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        filings with the Commission); (ii) each prospectus relating to the
        Purchased Notes; and (iii) during the time when a prospectus relating to the Purchased Notes is required to be delivered under the Act, all post-effective amendments and supplements to the Registration Statement or Prospectus, respectively (except supplements relating to securities that are not Purchased Notes).

               (e) The Company will take such action as the Purchasers may reasonably request to obtain the qualification of the Purchased Notes for sale and the determination of their eligibility for investment under the laws of such jurisdictions as you designate and will continue such qualifications in effect so long as required for the distribution, provided, however, that the Company shall not be required to qualify as a foreign corporation or to file any consent to service of process under the laws of any jurisdiction or to comply with any other requirements deemed by the Company to be unduly burdensome.

               (f) During the period of five years after the Closing Date, the Company will furnish to you, and upon request, to each of the other
        Purchasers: (i) as soon as practicable after the end of each fiscal year, a copy of its annual report to shareholders for such year, (ii) as soon as available, a copy of each report or definitive proxy statement of the Company filed with the Commission under the Exchange Act or mailed to shareholders, and (iii) from time to time, such other information concerning the Company as you may reasonably request.

               (g) The Company will pay all expenses incident to the performance of its obligations under this Agreement, and will reimburse the Purchasers for any expenses (including Blue Sky fees not exceeding $7,500 and disbursements of counsel) incurred by them in connection with qualification of the Purchased Notes for sale and determination of their eligibility for investment under the laws of such jurisdictions as you designate and the printing of memoranda relating thereto, for any filing fees charged by investment rating agencies for the rating of the Purchased Notes, for any expenses incurred in connection with listing the Purchased Notes on a national securities exchange and for expenses incurred in distributing prospectuses to the Purchasers, except that if this Agreement is terminated by the Purchasers under Section 6(c) hereof, the Company shall not be obligated to reimburse the Purchasers for any of the foregoing expenses.

               (h) The Company will not offer or sell any of its other debt securities which are substantially similar to the Purchased Notes prior to ten business days after


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         the Closing Date, without the consent of the Purchasers.

               (i) If the Company elects to rely upon Rule 462(b), the Company shall file a Rule 462(b) Registration Statement with the Commission in compliance with Rule 462(b) and the Company shall at the time of filing either pay to the Commission the filing fee for the Rule 462(b) Registration Statement or give irrevocable instructions for the payment of such fee pursuant to Rule 111(b) under the Act.

               6. CONDITIONS OF THE OBLIGATIONS OF THE PURCHASERS. The obligations of the several Purchasers to purchase and pay for the Purchased Notes will be subject to the accuracy of the representations and warranties on the part of the Company herein, to the accuracy of the statements of Company officers made pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions precedent:

               (a) Subsequent to the signing of this Agreement, you shall have received a letter of PricewaterhouseCoopers LLP, dated the Closing Date, confirming that they are independent public accountants within the meaning of the Act and the 33 Act Rules and Regulations, and stating in effect that:

                      (i) In their opinion, the consolidated financial
               statements and supporting schedules audited by them which are included in the Company's Form 10-K ("Form 10-K"), which is incorporated by reference in the Registration Statement comply in form in all material respects with the applicable accounting requirements of the Act and the 33 Act Rules and Regulations and the Exchange Act and the Exchange Act Rules and Regulations;

                      (ii) On the basis of procedures specified in such letter
               (but not an audit in accordance with generally accepted auditing standards), including reading the minutes of meetings of the shareholders, the Board of Directors and the Executive Committee of the Company since the end of the year covered by the Form 10-K as set forth in the minute books through a specified date not more than five days prior to the Closing Date, performing procedures specified in Statement on Auditing Standards No. 71, Interim Financial Information, on the unaudited interim consolidated financial statements of the Company incorporated by reference in the Registration Statement, if any, and reading the latest available unaudited interim consolidated financial statements of the Company, and making inquiries of certain officials of the Company who have responsibility for financial and accounting matters as to whether the latest available financial statements not incorporated by reference in the


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               Registration Statement are prepared on a basis substantially consistent with that of the audited consolidated financial statements incorporated in the Registration Statement, nothing has come to their attention that has caused them to believe that
               (1) any unaudited consolidated financial statements incorporated by reference in the Registration Statement do not comply in form in all material respects with the applicable requirements of the Act and the 33 Act Rules and Regulations and the Exchange Act and the Exchange Act Rules and Regulations or any material modifications should be made to those unaudited consolidated financial statements for them to be in conformity with generally accepted accounting principles; (2) at the date of the latest available balance sheet not incorporated by reference in the Registration Statement there was any change in the capital stock, change in long-term debt or decrease in consolidated net assets or common shareholders' equity as compared with the amounts shown in the latest balance sheet incorporated by reference in the Registration Statement or for the period from the closing date of the latest income statement incorporated by reference in the Registration Statement to the closing date of the latest available income statement read by them there were any decreases, as compared with the corresponding period of the previous year, in operating revenues, operating income, net income, or in earnings per share of common stock except in all instances of changes or decreases that the Registration Statement discloses have occurred or may occur, or which are described in such letter; or (3) at a specified date not more than five days prior to the Closing Date, there was any change in the capital stock or long-term debt of the Company or, at such date, there was any decrease in net assets of the Company as compared with amounts shown in the latest balance sheet incorporated by reference in the Registration Statement, or for the period from the closing date of the latest income statement incorporated by reference in the Registration Statement to a specified date not more than five days prior to the Closing Date, there were any decreases as compared with the corresponding period of the previous year, in operating revenues, operating income, net income or in earnings applicable to common stock, except in all cases for changes or decreases which the Registration Statement discloses have occurred or may occur, or which are described in such letter; and

                      (iii) Certain specified procedures have been applied to
               certain financial or other statistical information (to the extent such information was obtained from the general accounting records of the Company) set forth or incorporated by reference in the Registration Statement and that such procedures have not revealed any


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               disagreement between the financial and statistical
               information so set forth or incorporated and the underlying general accounting records of the Company, except as described in such letter.

               (b) Prior to the Closing Date, no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted, or to the knowledge of the Company or you, shall be contemplated by the Commission, and if the Company has elected to rely upon Rule 462(b), the Rule 462(b) Registration Statement shall have been filed and shall have become effective in accordance with Rule 462(b).

               (c) Subsequent to the date of this Agreement, (i) there shall not have occurred any change or any development involving a prospective change not contemplated by the Prospectus as of the date of this Agreement in or affecting particularly the business or properties of the Company which, in the judgment of a majority in interest of the Purchasers including you, materially impairs the investment quality of the Purchased Notes, (ii) no rating of any of the Company's debt securities shall have been lowered by any "nationally recognized statistical rating organization," as that term is defined by the Commission for purposes of Rule 436(g) and (iii) trading in securities generally on the New York Stock Exchange shall not have been suspended nor limited, other than a temporary suspension in trading to provide for an orderly market, nor shall minimum prices have been established on such Exchange, a banking moratorium shall not have been declared either by New York State or Federal authorities and there shall not have occurred an outbreak or escalation of major hostilities in which the United States is involved or other substantial national or international calamity or crisis (including one caused by a terrorist act), the effect of which on the financial markets of the United States is such as to make it, in your judgment, impracticable to market the Purchased Notes.

               (d) There shall not be in effect on the Closing Date any order of the Public Service Commission of Maryland or Federal Energy Regulatory Commission which would prevent the issuance, sale and delivery of the Purchased Notes in accordance with the terms contemplated by this Agreement.

               (e) You shall have received an opinion, dated the Closing Date, of a counsel for the Company to the effect that:


                      (i) The Company has been duly incorporated and is validly
               existing as a corporation in good standing under the laws of the State of Maryland, with power and authority (corporate and other) to own its properties and


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               conduct its business as described in the Prospectus; and the
               Company is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which the conduct of its business or the ownership of its properties requires such qualification and the failure to do so would have a material and adverse impact on its financial condition;

                      (ii) The Indenture has been duly authorized, executed and delivered by the Company and is a valid instrument, legally binding on the Company and enforceable in accordance with its terms, except as limited by bankruptcy, insolvency, or other laws affecting the enforcement of creditors' rights and by general principles of equity;

                      (iii) The issuance and sale of the Purchased Notes have
               been duly authorized by all necessary corporate action of the Company. The Purchased Notes (assuming that they have been duly authenticated by the Trustee or a duly designated Authentication Agent under the Indenture, which fact counsel need not verify by an inspection of the Purchased Notes), have been duly issued and constitute legal, valid, and binding obligations of the Company enforceable in accordance with their terms, and are entitled to the benefits provided by the Indenture except as such enforceability or entitlement may be limited by bankruptcy, insolvency, or other laws affecting the enforcement of creditors' rights and by general principles of equity;

                      (iv) The Registration Statement has become effective under the Act and, (a) to the best of such counsel's knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or contemplated under the Act; (b) the Registration Statement (as of its effective date) and the Prospectus (as of the date of the Closing Date) and any amendments or supplements thereto, as of their respective dates, appeared to comply as to form in all material respects with the requirements of Form S-3 under the Act and the 33 Act Rules and Regulations and the Trust Indenture Act; (c) such counsel has no reason to believe that either the Registration Statement or the Prospectus, or any such amendment or supplement, as of such respective dates or as of the Closing Date, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statement therein not misleading; (d) the descriptions in the Registration Statement and Prospectus of statutes, legal and governmental proceedings and contracts and other documents are accurate and fairly present the information required to

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               be shown; (e) and such counsel does not know of any legal or governmental proceedings required to be described in the Prospectus which are not described as required, or of any contracts or documents of a character required to be described in the Registration Statement or Prospectus or to be filed as exhibits to the Registration Statement which are not described or filed as required; it being understood that such counsel, in addressing the matters covered in this paragraph (iv) need express no opinion as to the financial statements or other financial and statistical information contained in the Registration Statement or the Prospectus or incorporated therein or attached as an exhibit thereto or as to the Statement of Eligibility and Qualification on Form T-l of the Trustee under the Indenture.

                      (v) The approval of the Public Service Commission of
               Maryland necessary for the valid issuance by the Company of the Purchased Notes pursuant to this Agreement has been obtained and continues in full force and effect. The Company has received the approval of FERC for the issuance of Purchased Notes on or before December 31, 2004 with maturities of not more than 12 months after the date of issuance and the approval of FERC will be required for the issuance of any Purchased Notes after December 31, 2004 and such counsel knows of no other approval of any other regulatory authority which is legally required for the valid offering, issuance, sale and delivery of the Purchased Notes by the Company under this Agreement (except that such opinion need not pass upon the requirements of state securities acts);

                      (vi) To the best of such counsel's knowledge and belief,
               the consummation of the transactions contemplated in this Agreement and the compliance by the Company with all the terms of the Indenture did not and will not result in a breach of any of the terms and provisions of, or constitute a default under, the Company's Charter or By-Laws or any indenture, mortgage or deed of trust or other agreement or instrument to which the Company is a party;

                      (vii) Each of this Agreement and the Interest Calculation
               Agency Agreement has been duly authorized, executed and delivered by the Company;

                      (viii) The Indenture is duly qualified under the Trust
               Indenture Act;

                      (ix) The issuance, sale and delivery of the Purchased
               Notes as contemplated by this Agreement are not subject to the approval of the Securities and Exchange Commission under the provisions of the Public Utility Holding Company Act of 1935 (the "1935 Act"); and

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                      (x) The statements set forth in the Prospectus under the
               caption "Description of the Debt Securities," and on the cover page of the Prospectus insofar as they purport to constitute a summary of the terms of the Indenture and the Purchased Notes, are accurate and fair summaries of the matters set forth therein.

               (f) The Purchasers shall have received from Cahill Gordon & Reindel, counsel for the Purchasers, an opinion dated the Closing Date, with respect to the matters referred to in paragraph 6(e) subheadings (ii), (iii),
(iv)b, (v), (vii), (viii) and (x) and such other matters as the Purchasers shall reasonably request and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass on such matters.

               In rendering such opinion, Cahill Gordon & Reindel may rely, as to the incorporation of the Company, the approval of the Public Service Commission of Maryland required for the issuance, sale and delivery of the Purchased Notes and all other matters governed by the laws of the State of Maryland, the applicability of the 1935 Act, and FERC approval for the issuance, sale and delivery of the Purchased Notes, upon the opinion of Counsel for the Company referred to above.

               In addition, such counsel shall state that such counsel has participated in conferences with officers, counsel and other representatives of the Company, representatives of the independent public accountants for the Company and representatives of the Purchasers at which the contents of the Registration Statement and the Prospectus and related matters were discussed; and, although such counsel is not passing upon and does not assume responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement and Prospectus (except as to the matters referred to in their opinion rendered pursuant to subheading (x) above), on the basis of the foregoing (relying as to materiality to a large extent upon the opinions of officers, counsel and other representatives of the Company), no facts have come to the attention of such counsel which lead such counsel to believe that either the Registration Statement (as of its effective date) or the Prospectus (as of the date of this Agreement), and any subsequent amendments or supplements thereto, as of their respective dates, and as of the Closing Date, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make such statements therein not misleading (it being understood that such counsel need make no comment with respect to the financial statements and other financial and statistical data included in the Registration Statement or Prospectus or incorporated therein or as to the Statement of Eligibility and Qualification on Form T-l of the Trustee under the Indenture).

               (g) You shall have received a certificate of the Chairman of the Board, President or any Vice President and a principal financial or accounting officer of the Company, dated the Closing Date, in which such officers shall state, to the best of their knowledge after reasonable investigation, and relying on opinions of counsel to the extent that legal matters are involved, that the representations and warranties of the Company in this Agreement are true and correct in all material respects, that the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the Closing Date, that no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are contemplated by the Commission, and that, subsequent to the date of the most recent financial statements set forth or incorporated by reference in the Prospectus, there has been no material adverse change in the financial position or in the financial results of operation of the Company except as set forth or contemplated in the Prospectus.

               (h) The Company will furnish you with such conformed copies of such opinions, certificates, letters and documents as you reasonably request.

               In case any such condition shall not have been satisfied, this Agreement may be terminated by you upon notice in writing or by telecopy to the Company without liability or obligation on the part of the Company or any Purchaser, except as set forth in Section 10 hereof.

               7. CONDITIONS OF THE OBLIGATIONS OF THE COMPANY. The obligations of the Company to sell and deliver the Purchased Notes are subject to the following conditions precedent:

               (a) Prior to the Closing Date, no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or, to the knowledge of the Company or you, shall be contemplated by the Commission.

               (b) There shall not be in effect on the Closing Date any order of the Maryland Public Service Commission or Federal Energy Regulatory Commission which would prevent the issuance, sale and delivery of the Purchased Notes or which contains conditions or provisions with respect thereto which are not acceptable to the Company, it being understood that no order in effect at the date of this Agreement contains any such unacceptable conditions or provisions.

               If any such condition shall not have been satisfied, then the Company shall be entitled, by notice in writing or by telecopy to you, to terminate this Agreement without any liability on the part of the Company or any Purchaser, except as set forth in Section 10 hereof.

               8. INDEMNIFICATION.

               (a) The Company will indemnify and hold harmless each Purchaser and each person, if any, who controls any Purchaser within the meaning of the Act or Exchange Act against any losses, claims, damages or liabilities, joint or several, to which such Purchaser or such controlling person may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement or the Prospectus (or any amendment or supplement thereto), or any related preliminary prospectus or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; and will reimburse each Purchaser and each such controlling person for any legal or other expenses reasonably incurred by such Purchaser or such controlling person in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable to such Purchaser or controlling person in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any such documents in reliance upon and in conformity with written information furnished to the Company by such Purchaser or such controlling person specifically for use therein; and provided, further, that the Company shall not be liable to any Purchaser under the indemnity agreement in this subsection (a) with respect to any preliminary prospectus to the extent that any such loss, claim, damage or liability of such Purchaser results from the fact such Purchaser sold debt securities to a person to whom there was not sent or given, at or prior to the written confirmation of such sale, a copy of the Prospectus (excluding documents incorporated by reference) or of the Prospectus as then amended or supplemented (excluding documents incorporated by reference) in any case where such delivery is required by the Act if the Company has previously furnished copies thereof to such Purchaser and the loss, claim, damage or liability of such Purchaser results from an untrue statement or omission of a material fact contained in the preliminary prospectus which was corrected in the Prospectus (or the Prospectus as amended or supplemented). This indemnity agreement will be in addition to any liability which the Company may otherwise have.

               (b) Each Purchaser will indemnify and hold harmless the Company, each of its directors and officers and each person, if any, who controls the Company within the meaning of the Act or the Exchange Act, against any losses, claims, damages or liabilities to which the Company or any such director, officer or controlling person may become subject, under the Act, or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement or the Prospectus (or any amendment or supplement thereto), or any related preliminary prospectus or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by such Purchaser specifically for use therein; and will reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer or controlling person in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred. This indemnity agreement will be in addition to any liability which such Purchaser may otherwise have.

               (c) Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under (a) and (b) above, notify the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under this Section, except to the extent the indemnifying party has been materially prejudiced by such omission. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who may, with the consent of the indemnified party, be counsel to the indemnifying party) and who shall not be counsel to any other indemnified party who may have interests conflicting with those of such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation.

               (d) If recovery is not available under the foregoing indemnification provisions of this Section, for any reason other than as specified therein, the parties entitled to indemnification by the terms thereof shall be entitled to contribution to liabilities and expenses, except to the extent that contribution is not permitted under Section 11(f) of the Act. In determining the amount of contribution to which the respective parties are entitled, there shall be considered the relative benefits received by each party from the offering of the Purchased Notes (taking into account the portion of the proceeds of the offering realized by each), the parties' relative knowledge and access to information concerning the matter with respect to which the claim was asserted, the opportunity to correct and prevent any statement or omission, and any other equitable considerations appropriate under the circumstances. The Company and the Purchasers and such controlling persons agree that it would not be equitable if the amount of such contribution were determined by pro rata or per capita allocation (even if the Purchasers and such controlling persons were treated as one entity for such purpose). Notwithstanding the provisions of this subsection (d), no Purchaser or controlling person shall be required to make contribution hereunder which in the aggregate exceeds the total public offering price of the Purchased Notes, purchased by the Purchaser under this Agreement, less the aggregate amount of any damages which such Purchaser or such controlling person has otherwise been required to pay in respect of the same claim or any substantially similar claim. The Purchasers' obligations to contribute are several in proportion to their respective underwriting obligations and not joint.

               9. DEFAULT OF PURCHASERS. If any Purchaser or Purchasers default in their obligations to purchase Purchased Notes hereunder and the aggregate principal amount of Purchased Notes which such defaulting Purchaser or Purchasers agreed but failed to purchase is 10% of the principal amount of Purchased Notes or less, the non-defaulting Purchasers may make arrangements satisfactory to the Company for the purchase of such Purchased Notes by other persons, including any of the Purchasers, but if no such arrangements are made by the Closing Date the non-defaulting Purchasers shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the Purchased Notes which such defaulting Purchasers agreed but failed to purchase. If any Purchaser or Purchasers so default and the aggregate principal amount of Purchased Notes with respect to which such default or defaults occur is more than the above percentage and arrangements reasonably satisfactory to you and the Company for the purchase of such Purchased Notes by other persons are not made within seventy-two hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Purchaser or the Company, except as provided in Section 10. In the event that any Purchaser or Purchasers default in their obligation to purchase Purchased Notes hereunder, the Company may, by prompt written notice to the non-defaulting Purchasers, postpone the Closing Date for a period of not more than seven full business days in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus or in any other documents, and the Company will promptly file any amendments to the Registration Statement or supplements to the Prospectus which may thereby be made necessary. As used in this Agreement, the term "Purchaser" includes any person substituted for a Purchaser under this Section. Nothing herein will relieve a defaulting Purchaser from liability for its default.

               10. SURVIVAL OF CERTAIN REPRESENTATIONS AND OBLIGATIONS. The respective indemnities, agreements, representations, warranties, and other statements of the Company or its officers and of the several Purchasers set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of any Purchaser or the Company or any of its officers or directors or any controlling person, and will survive delivery of and payment for the Purchased Notes. If this Agreement is terminated pursuant to Section 6, 7 or 9 or if for any reason the purchase of the Purchased Notes by the Purchasers is not consummated, the Company shall remain responsible for the expenses to be paid or reimbursed by it pursuant to Section 5(g). In addition, in such event the respective obligations of the Company and the Purchasers pursuant to Section 8 shall remain in effect; provided, however, that each Purchaser will use its best efforts to promptly notify each other Purchaser and each dealer and prospective customer to whom such Purchaser has delivered a Prospectus for the Purchased Notes by telephone or telegraph, confirmed by letter in either case, of such termination or failure to consummate, including in such notice instructions regarding the continued use of the Registration Statement, the Prospectus, or any amendment or supplement thereto, or any related preliminary prospectus.

               11. NOTICES. All communications hereunder will be in writing, and, if sent to the Purchasers will be delivered or telecopied and confirmed to the address furnished in writing for the purpose of such communications hereunder, or, if sent to the Company, will be delivered or telecopied and confirmed to it, attention of Treasurer at 750 E. Pratt Street, 17th Floor, Baltimore, Maryland 21202, telecopier (410) 783-3619.

               12. SUCCESSORS. This Purchase Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and controlling persons referred to in Section 8, and no other person will have any right or obligation hereunder.

               13. CONSTRUCTION. This Purchase Agreement shall be governed by and construed in accordance with the laws of the State of Maryland.

               14. COUNTERPARTS. This Agreement may be executed in one or more counterparts and it is not necessary that the signatures of all parties appear on the same counterpart, but such counterparts together shall constitute but one and the same agreement.


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